UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road	07660
Ridgefield Park, NJ	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022 Mr. Mark Spelker, Executive Vice President and Chief Financial Officer of Innodata Inc. (the “Company”) resigned his part-time employment with the Company.

On March 16, 2022 the Board of Directors of the Company appointed Marissa Espineli as the Company’s Interim Chief Financial Officer effective immediately. In this role, Ms. Espineli will be the Company’s principal financial officer and principal accounting officer.

In late 2021 the Board of Directors of the Company determined that the growth and momentum of the Company warranted the support of a full-time CFO, and engaged a leading recruiter to conduct a retained search. The search has progressed well and the Company expects to announce the appointment of a new full-time CFO in the next several months.

Ms. Espineli, age 59, is currently the Company’s Vice President, Finance and Corporate Controller, a position she has held since January 2012, and has been part of the Company’s Finance team since 2000. Ms. Espineli is a Certified Public Accountant and holds a Bachelor of Science in Business Administration- Finance and Accounting from the University of the East (1984).

There is no arrangement or understanding between Ms. Espineli and any other persons pursuant to which Ms. Espineli was appointed as Interim Chief Financial Officer. There are no family relationships between Ms. Espineli and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: March 17, 2022	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel